CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 19, 2018, relating to the consolidated financial statements of OncoSec Medical Incorporated (the “Company”) as of July 31, 2018 and 2017 and for each of the years in the two year period ended July 31, 2018 appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2018.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

October 19, 2018